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                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy
Statement/Prospectus constituting part of this Registration Statement on Form S
- - 4 of Bristol-Myers Squibb Company of our report dated January 23, 1996 appearing on page 51 of Bristol-Myers Squibb Company's Annual Report on Form 10
- - K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


\s\ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
August 2, 1996


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